Securities and Exchange Commission
                             Washington, D.C. 20549

                            Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )
Filed by the registrant |X|
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e) (2)
[X] Definitive PProxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                      NEW ENGLAND COMMUNITY BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1)  Title of each class of securities to which transaction applies:

   -----------------------------------------------------------------------------

   2)  Aggregate number of securities to which transaction applies:

   -----------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated: and state how it was determined):

   -----------------------------------------------------------------------------

   4)  Proposed maximum aggregate value of transaction:

   -----------------------------------------------------------------------------

   5)  Total fee paid:

   -----------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1)  Amount Previously Paid:

   -----------------------------------------------------------------------------

   2)  Form, Schedule or Registration Statement No.:

   -----------------------------------------------------------------------------

   3)  Filing Party:

   -----------------------------------------------------------------------------

   4)  Date Filed:

   -----------------------------------------------------------------------------

[GRAPHIC OMITTED]  NEW ENGLAND
                   COMMUNITY BANCORP
------------------------------------

March 20, 1999


Dear Shareholder:


I am pleased to invite you to the 1999 Annual Meeting of Shareholders of New England Community Bancorp, Inc. ("NECB"), which will be held on Tuesday, April 20, 1999, at 10:00 a.m. at The Hartford Golf Club, 134 Norwood Drive, West Hartford, Connecticut.

The accompanying Notice of Annual Meeting of Shareholders and proxy statement contain the matters to be considered and acted upon. Please take a few moments to familiarize yourself with these materials.

The Securities and Exchange Commission ("SEC") has urged companies to write documents in everyday language that investors can understand. Again, this year we have attempted to use "plain English" in preparing the documents to help make them easier to read and understand.

I hope you will be able to attend the meeting but if you cannot do so, it is important that your shares be represented and voted. I URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE PROVIDED.



Sincerely yours,

/s/ David A. Lentini
--------------------

David A. Lentini
Chairman, President and
Chief Executive Officer

--------------------------------------------------------------------------------
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

  NOTICE OF ANNUAL MEETING ...................................... Cover

  ATTENDANCE AND VOTING MATTERS .................................     1

  PERSONS OWNING MORE THAN FIVE PERCENT OF NECB STOCK ...........     2

  THE NECB BOARD OF DIRECTORS ...................................     2

  NECB STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS ..........     5

  REPORT ON EXECUTIVE COMPENSATION ..............................     5

  STOCK PERFORMANCE GRAPH .......................................     7

  COMPENSATION OF EXECUTIVE OFFICERS ............................     8

  OTHER INFORMATION RELATING TO DIRECTORS, NOMINEES AND EXECUTIVE
    OFFICERS ....................................................    11

  APPOINTMENT OF INDEPENDENT AUDITORS ...........................    12

  OTHER MATTERS .................................................    12

                      NEW ENGLAND COMMUNITY BANCORP, INC.

                                176 BROAD STREET
                           WINDSOR, CONNECTICUT 06095


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TUESDAY, APRIL 20, 1999,
                                   10:00 A.M.


                             THE HARTFORD GOLF CLUB
                            134 NORWOOD DRIVE WEST
                             HARTFORD, CONNECTICUT

                                                                  March 20, 1999

Fellow Shareholder:
     You are cordially invited to attend the 1999 New England Community Bancorp ("NECB" or the "Company") Annual Meeting of Shareholders to:

     o Elect the board of directors.

     o Approve the appointment of Shatswell, MacLeod & Company, P.C. as independent auditors for 1999.

     o Conduct other business properly brought before the meeting.

     Shareholders of record at the close of business on February 26, 1999 may vote at the meeting.

     Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

     I look forward to seeing you at the meeting.


                                         By the Order of the Board of Directors,

                                         /s/ Angelina J. McGillivray
                                         ---------------------------

                                         Angelina J. McGillivray
                                         Secretary

--------------------------------------------------------------------------------
                                PROXY STATEMENT
--------------------------------------------------------------------------------

     THIS PROXY SOLICITATION IS BEING MADE BY THE BOARD OF DIRECTORS OF NECB (the "NECB BOARD"). This proxy statement and form of proxy are first being sent to security holders on March 20, 1999.

--------------------------------------------------------------------------------
                         ATTENDANCE AND VOTING MATTERS
--------------------------------------------------------------------------------

VOTING METHODS
     You can vote on matters to come before the meeting in three ways:

     o You can come to the Annual Meeting and cast your vote, or

     o You can vote by signing and returning the enclosed proxy card. If you do so, the individuals named on the card will vote your shares in the manner you indicate. If you do not indicate, your shares will be voted FOR the directors and FOR the appointment of auditors.

     o If you want to give your proxy to someone other than the individuals noted on the proxy card, you may do so by crossing out the name of those individuals and inserting the name of the individuals you are authorizing to vote.

     If you send in a proxy, and wish to change your vote, you can do so by voting at the meeting, by sending in another proxy card with a later date, or by giving written notice to the Secretary of NECB. Each share of Common Stock you own entitles you to one vote. As of February 26, 1999, there were 7,031,054 shares of Common Stock outstanding.

THE QUORUM REQUIREMENT

     A quorum of shareholders is necessary to hold a valid meeting. If at least one-third of shareholders are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

VOTE NECESSARY FOR ACTION

     Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor. All other action is by an affirmative vote of the majority of the shares present at the meeting.

RECORD DATE


     The NECB Board has set a record date to determine the date shareholders must own their stock in order to be able to vote at the meeting. The date is February 26, 1999. Each share entitles its owner to one vote. As of that date, there were 7,031,054 shares of Common Stock outstanding.

MATTERS RAISED AT THE MEETING NOT INCLUDED IN THIS STATEMENT

     We do not know of any matters to be acted upon at the meeting other than those discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

--------------------------------------------------------------------------------
               PERSONS OWNING MORE THAN FIVE PERCENT OF NECB STOCK
--------------------------------------------------------------------------------

     NECB is not aware of any shareholder that beneficially owns more than 5% of the 7,031,054 shares of Common Stock outstanding as of February 26, 1999.

--------------------------------------------------------------------------------
                             ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     A Board of eleven Directors is to be elected at this Annual Meeting to hold office until the next Annual Meeting and the election and qualification of their successors. The Governance Committee of the NECB Board has nominated the following persons (the "Nominees"), and it is intended that proxies will be voted in favor of all these persons. If, for any reason, any of the Nominees is not able or willing to serve as a Director when the election occurs (a situation which is not presently contemplated), it is intended that the proxy will be voted for the election of a substitute nominee in accordance with the judgment of the proxy holder.


     THE NECB  BOARD  RECOMMENDS  A VOTE  "FOR" ALL  NOMINEES  FOR  ELECTION  AS
DIRECTORS

NOMINEES FOR DIRECTOR
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                                                  DIRECTOR OF
 NAME                       AGE    POSITIONS AND PRINCIPAL OCCUPATION    COMMITTEE MEMBERSHIP     NECB SINCE
--------------------------------------------------------------------------------------------------------------
 John C. Carmon              51    President, Carmon Funeral             Executive                    1985
                                   Homes, Inc.
--------------------------------------------------------------------------------------------------------------
 James A. Cotter, Jr.        59    Vice President, H.C.                  Asset/Liability              1998
                                   Wainwright & Co., Inc.
--------------------------------------------------------------------------------------------------------------
 Gary J. DeNino              44    Marketing consultant                  Executive,                   1995
                                                                         Compensation
                                                                         and Governance
--------------------------------------------------------------------------------------------------------------
 Frank A. Falvo              56    Executive Vice President              Executive                    1995
                                   of NECB and President
                                   and CEO of The Equity
                                   Bank
--------------------------------------------------------------------------------------------------------------
 P. Anthony Giorgio,         57    President                             Audit                        1998
 Ph.D.                             ARG Resource
                                   Management, LLC
--------------------------------------------------------------------------------------------------------------
 Dominic J. Ferraina         66    Chairman of the Board of              Executive,                   1986
                                   New England Bank &                    Governance and
                                   Trust Company, Practicing             Compensation
                                   Attorney
--------------------------------------------------------------------------------------------------------------
 John R. Harvey              51    Partner, Harvey &                     Audit                        1995
                                   Horowitz, P.C. (certified
                                   public accountants)
--------------------------------------------------------------------------------------------------------------
 Solomon P. Kerensky         61    Partner, Kahan, Kerensky              Asset/Liability              1998
                                   & Capossela, LLP                      and Audit
                                   (attorneys)
--------------------------------------------------------------------------------------------------------------
 David A. Lentini            52    Chairman, President and               Executive                    1993
                                   CEO of NECB
--------------------------------------------------------------------------------------------------------------
 Angelina J. McGillivray     49    Manager, Coccomo                      Executive,                   1993
                                   Associates Realtors, LLC              Compensation
                                                                         and Governance
--------------------------------------------------------------------------------------------------------------
 J. Brian Smith              55    Vice President, Smith                 Asset/Liability              1998
                                   Brothers Insurance, Inc.              and Audit
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  CERTAIN INFORMATION REGARDING THE NECB BOARD
                               AND ITS COMMITTEES
--------------------------------------------------------------------------------

MEETINGS AND COMMITTEES

     During 1998, the NECB Board met sixteen times. Committees of the NECB Board met as follows: The Community Reinvestment Act ("CRA") Committee met two times, the Audit Committee met nine times, the Compensation Committee met three times and the Governance Committee met nine times. In 1998, all NECB Board members attended more than 75% of the meetings of the NECB Board and its committees on which they serve.

     The EXECUTIVE COMMITTEE consists of six members. It meets only when there is not time to submit urgent matters to the full NECB Board. During 1998, the Committee did not meet because all matters otherwise reviewable by it were reviewed by the entire NECB Board.

     The AUDIT COMMITTEE consists of four independent non-employee members. It meets regularly to review the conduct and actions of the Internal Audit Department; and meets periodically with the outside auditing firm to review its reports and findings. The Audit Committee reviews and recommends to the Board of NECB all changes and modifications to NECB's operating policies. NECB's operating policies are then distributed to and approved by the affiliated companys' boards of directors.

     The COMPENSATION COMMITTEE, consists of three independent non-employee members of the NECB Board. It determines issues related to compensation programs and policies including compensation actions for the Chief Executive Officer and other executive officers (see Compensation Committee Report on Executive Compensation).

     The  GOVERNANCE   COMMITTEE  consists  of  three  members.  The  Governance
Committee was formed to assist the NECB Board with issues related to its membership as well as issues related to the Articles of Incorporation and Bylaws of the Company. Issues related to membership include, but are not limited to, issues such as the size and membership of the NECB Board and its standing committees. The Committee, acting as the nominating committee, met on February 11, 1999 and recommended the proposed slate of Nominees, as presented in this proxy statement, for election at the 1999 Annual Meeting to serve as directors of NECB.

     The Governance Committee will consider additional nominees during the year as corporate needs dictate, and will advise the NECB Board as to its recommendations. The Governance Committee will consider recommendations by shareholders for nomination as directors, provided such recommendations are submitted in accordance with certain procedures set forth in NECB's Bylaws. A copy of the Bylaws will be sent to any shareholder upon written request.

--------------------------------------------------------------------------------
COMPENSATION OF DIRECTORS
--------------------------------------------------------------------------------

     For their service on the NECB Board during 1998, directors (other than executive officers of NECB who are Board members) received an annual retainer of $7,500, plus $750 for each Board meeting attended and $250 for each committee meeting attended.

--------------------------------------------------------------------------------
              NECB STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

     The following table shows, as of February 26, 1999, the number of shares of Common Stock and the percent of outstanding Common Stock beneficially owned by
(i) each of the current directors, (ii) each of the executive officers named in the Summary Compensation Table (on page 8), and (iii) all directors and executive officers as a group.



------------------------------------------------------------------------------------------
                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL        PERCENT
 NAME                                                         OWNERSHIP(1)     OF CLASS(2)
------------------------------------------------------------ ---------------- ------------
 John C. Carmon                                                22,396(3)           0.3%
 James A. Cotter, Jr.                                          72,881              1.0%
 Gary J. DeNino                                                30,346              0.4%
 Frank A. Falvo                                                40,737(3)           0.6%
 Dominic J. Ferraina                                           18,700(3)           0.3%
 Donat A. Fournier                                             36,246(3)           0.5%
 P. Anthony Giorgio                                             1,689              0.0%
 Anson C. Hall                                                 32,666(3)           0.5%
 John R. Harvey                                                17,551(3)           0.2%
 Solomon P. Kerensky                                           12,791              0.2%
 David A. Lentini                                              70,770(3)           1.0%
 Angelina J. McGillivray                                      275,784(4)           3.9%
 J. Brian Smith                                                21,032              0.3%
 All Directors and Executive Officers as a Group
 (13 persons)                                                 653,590              9.3%
                                                              ---------            ---

--------------------------------------------------------------------------------
(1) Amounts shown include 26,400 shares that may be acquired by each of Messrs. Falvo, Fournier, Hall and 39,600 by Mr. Lentini.
(2) For purposes of this calculation, the number of shares of Common Stock used includes shares outstanding as of February 26, 1999 of 7,031,054 plus any shares subject to options granted to that individual and exercisable within sixty (60) days of February 26, 1999.
(3) Includes shares owned by, or as to which voting power is shared with, spouse, children, or affiliates.
(4) Includes 46,213 shares owned by John A. Coccomo Sr., Foundation for the Blind, Inc., a charitable trust of which Mrs. McGillivray is a trustee as to which ownership has been disclaimed by Mrs. McGillivray.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------------------------------

     The Compensation Committee is composed of three independent non-employee members of the NECB Board who initiate all compensation actions for the Chief Executive Officer ("CEO") and recommend the compensation for all executive officers.

     NECB's executive compensation programs are designed to be market competitive in order to attract and retain highly qualified and experienced executives who are motivated to enhance shareholder value. In 1998, the Committee's compensation recommendations with respect to the CEO and other executive officers as defined in the Summary Compensation Table (the "Named Executive Officers") continued to be driven by NECB's strategy to place emphasis on variable compensation. In order to link the Named Executive Officers' pay closely with the interests of NECB's shareholders, this variable compensation takes the form of performance-based awards and equity awards. NECB's goal is to ensure that the total pay for each of the Named Executive Officers reflects the executive's position, duties and level of responsibility and is comparable to the compensation paid to executives in similar positions at financial institutions of NECB's size

(measured by total assets). This group is not the same as the index used for the purposes of comparing total shareholder return under the Stock Performance Graph below.

     The amounts paid to each of the Named Executive Officers in the form of base salary and short and long-term incentive awards are discretionary based upon the Committee's assessment of certain quantitative and qualitative factors. For 1998 compensation purposes, the Committee considered: (1) NECB's performance in 1997, as measured by the growth in net assets and net income; and (2) the increased market value of the Company.

     Long-term incentive awards, consisting of incentive and nonqualified stock options, act as a retention tool and serve to link the executive officers' opportunity for financial reward with that of the shareholders. They ensure that short-term performance is adequately balanced with the achievement of longer-range objectives, which are in the best interests of the shareholders. The purpose is to stimulate key managerial employees, who are in a position to materially contribute to the long-term success of NECB, by allowing such individuals to acquire or increase their proprietary interest in NECB and also to enable NECB to attract and retain such key employees.

CEO COMPENSATION

     In 1998,  NECB's most highly  compensated Named Executive Officer was David
A. Lentini, President and Chief Executive Officer. The Committee reviewed Mr. Lentini's performance and determined that he met or exceeded all objectives in 1998. The Committee also discussed 1999 business objectives for Mr. Lentini. Mr. Lentini's cash compensation for 1998 included a base salary of $252,500 and a bonus of $88,500. The Committee exercised its judgment in determining the amount of Mr. Lentini's award and took into account certain quantitative and qualitative factors described above. Mr. Lentini was not present during the Committee's discussion concerning his compensation. The Committee's decision was unanimously accepted by the NECB Board.


     This report is furnished by members of the Compensation Committee.


Gary J. DeNino           Dominic J. Ferraina          Angelina J. McGillivray

-------------------------------------------------------------------------------
                            STOCK PERFORMANCE GRAPH
-------------------------------------------------------------------------------

     The Stock Performance Graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against both a broad-market index (the Nasdaq National Market) and an industry index (SNL Securities' New England Bank Index), for the five-year period from December 31, 1993 through December 31, 1998. The graph assumes that on December 31, 1993 $100 was invested in Common Stock of NECB and the indices and that dividends were reinvested.




[GRAPHIC OMITTED]

                [FIGURES BELOW REPRESENT PLOT POINTS FOR CHART]

--------------------------------------------------------------------------------------------------
                                                                 PERIOD ENDING
--------------------------------------------------------------------------------------------------
INDEX                            12/31/93    12/31/94    12/31/95   12/31/96   12/31/97   12/31/98
--------------------------------------------------------------------------------------------------
New England Community Bancorp    100.00         221.47   281.65     431.96     797.44     640.06
--------------------------------------------------------------------------------------------------
NASDAQ-Total US                  100.00          97.75   138.26     170.01     208.58     293.21
--------------------------------------------------------------------------------------------------
SNL New England Bank Index       100.00          96.10   157.58     214.87     342.02     374.29
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       COMPENSATION OF EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

     The following table shows, for the years ended December 31, 1998, 1997 and 1996, the compensation of the Chief Executive Officer and the three other most highly compensated executive officers of NECB who were serving as executive officers at year-end 1997. The persons named in the table are referred to in this proxy statement as the "Named Executive Officers."



                                       SUMMARY COMPENSATION TABLE

                                  ---------------------------------------------------
                                                                      LONG-TERM
                                                                    COMPENSATION
-------------------------------------------------------------------    AWARDS   -------------------
NAME AND                               ANNUAL COMPENSATION            OPTIONS /      ALL OTHER
PRINCIPAL POSITION                 YEAR     SALARY ($)     BONUS ($)   SARS (#)    COMPENSATION ($)
---------------------------------------------------------------------------------------------------
David A. Lentini                  1998     $252,500       $88,500                  $29,906(1)
Chairman, President and Chief     1997      192,500        61,500    66,000         23,927
Executive Officer                 1996      175,000        30,800    44,000         19,345
---------------------------------------------------------------------------------------------------
Frank A. Falvo                    1998     $185,000       $68,833                  $19,190(2)
Executive Vice President          1997      165,000        47,833    33,000         15,048
                                  1996      150,000        26,400    33,000          4,167
Donat A. Fournier                 1998     $155,000       $68,833                  $17,422(3)
Vice President and Senior         1997      137,500        47,833    33,000         20,866
Loan Officer                      1996      125,000        26,400    33,000         14,549
---------------------------------------------------------------------------------------------------
Anson C. Hall                     1998     $155,000       $68,833                  $22,406(4)
Vice President, Chief             1997      132,116        47,833    33,000         23,300
Financial Officer and Treasurer   1996      100,000        17,600    33,000         11,472
---------------------------------------------------------------------------------------------------

(1) During 1998, NECB contributed $8,000 and $13,725 into the Company's 401(k) Plan and Supplemental Executive Retirement Plan respectively. Additionally, NECB paid life and disability insurance premiums in the amount of $4,559 and $3,622, respectively, for the benefit of Mr. Lentini.
(2) During 1998, NECB contributed $6,709 and $6,033 into the Company's 401(k) Plan and Supplemental Executive Retirement Plan respectively. Additionally, NECB paid life and disability insurance premiums in the amount of $3,708 and $2,740 respectively, for the benefit of Mr. Falvo.
(3) During 1998, NECB contributed $6,716 and $4,333 into the Company's 401(k) Plan and Supplemental Executive Retirement Plan respectively. Additionally, NECB paid life and disability insurance premiums in the amount of $1,944 and $4,429 respectively, for the benefit of Mr. Fournier.
(4) During 1998, NECB contributed $8,000 and $4,333 into the Company's 401(k) Plan and Supplemental Executive Retirement Plan respectively. Additionally, NECB paid life and disability insurance premiums in the amount of $4,739 and $5,334, respectively, for the benefit of Mr. Hall.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR


     There were no grants of stock options or SARs made during the year ended December 31, 1998 to any of the Named Executive Officers.


     Under the 1996 Incentive and Nonqualified Compensatory Stock Option Plan (the "1996 Plan"), the Committee may grant either Incentive Stock Options or Non-Statutory Stock Options to key managerial employees to purchase shares of Common Stock of the Company. The option price is fixed by the Committee at the time of the grant and may not be less than 100 percent of the fair market value of the stock, as determined by the Committee, in good faith as of the grant date. Each option may be exercised in five equal annual installments commencing from the date set forth in the Stock Option Agreement for such options; provided, however, that no option be exercised beyond ten years after the date of the grant.


--------------------------------------------------------------------------------
                            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                   AND FISCAL YEAR-END OPTION/SAR VALUES

-----------------------------------------------------------------------------------------------------------
                                                       NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                         OPTIONS/SARS AT                 OPTIONS/SARS
                       SHARES                               FY-END (#)                    AT FY-END (#)
                      ACQUIRED      VALUE REALIZED
 NAME               ON EXERCISE (#)     ($)1          EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------
 David A. Lentini        none            none           39,600        70,400       $317,988       $332,112
 Frank A. Falvo          none            none           26,400        39,600       $229,482       $213,048
 Donat A. Fournier       none            none           26,400        39,600       $299,482       $213,048
 Anson C. Hall           none            none           26,400        39,600       $299,482       $213,048

--------------------------------------------------------------------------------
(1) Value realized is the difference between the fair market value of the Common Stock at the date of exercise and the exercise price of the option exercised.

(2) Value is the difference between the fair market value of the Common Stock at year-end and the exercise price of the option.

PENSION PLAN


     During 1996, the Company converted its defined contribution plan into a 401(k) Plan (the "Plan"). Employees over the age of 21 and with one year of service are eligible to participate in the Plan. The Company matches employee contributions to the Plan on the following basis: 100% of the first 3% of employee contributions and 50% of the next 2%. Both employee and Company matches immediately vest in the Plan. Additionally, funds which were previously not vested in the defined contribution plan vested upon transfer into the Plan. The Plan was modified on January 1, 1999 to permit investment in NECB shares purchased in the open market through a registered broker dealer engaged by NECB to provide such service to the members of the plan.

EMPLOYMENT AGREEMENTS


     NECB entered into employment agreements with Messrs. Lentini, Fournier and Hall in August 1994 and with Mr. Falvo in August 1996.


     Except for the name, salary and anniversary date, each agreement is substantially identical. Each provides that beginning on the first anniversary of its execution, and annually thereafter, the agreement automatically extends for one additional year unless canceled by either party. Each agreement will terminate two years from the date of the last extension. Under each agreement, the named executive receives an annual base salary, which is fixed by the NECB Board each year. Each agreement also provides that the NECB Board may pay an incentive bonus to the named executive at its option, and the amount of such bonus is discretionary and will be determined by the NECB Board.

EXECUTIVE RETENTION AGREEMENTS


     NECB entered into Executive Retention Agreements with each Named Executive Officer on October 16, 1997. The agreements are substantially identical. Each agreement provides that if there is a "Change in Control", and the Company terminates the executive's employment without "Cause" or the Executive terminates his employment for "Good Reason", NECB shall pay the Executive a lump sum equal to the sum of (i) three times the annual compensation in the case of Mr. Lentini, and two times for all other executive officers, (ii) the pro rata share of the Executive's incentive bonus for the year in which the termination occurs, and (iii) the amount he would have received as a matching contribution under the Company's 401(k) Plan if he had received the amounts set forth in (i) and (ii) over the respective years and had made contributions to the Company's 401(k) Plan based on those amounts at the contribution rate in effect at the time of the Change in Control.


     In addition, NECB will transfer clear title to the automobile it is providing to the Executive; all stock options and restricted stock of the Executive will immediately vest; the Company will pay the Executive any difference between federal and Connecticut income and capital gains tax on any income realized on options which are not eligible to be Incentive Stock Options; will provide the Executive with outplacement assistance for a year, but not in excess of 15% of his base salary; and for three years following termination, provide the Executive with a country club membership and continue all benefits and service credit for benefits for any plans maintained by the Company prior to the Change in Control that are "welfare plans" or "pension plans" as defined in ERISA.


     Further, the Company will pay an amount equal to any tax the Executive is subject to by reason of such payments under Section 4999 of the Internal Revenue Code, plus an amount equal to the federal and state tax which will be imposed on the Executive as a result of the receipt of such payment.


     A "Change in Control" is defined as ownership of 35% or more of the voting power of the Common Stock, a merger for cash or securities or one in which NECB is not the surviving entity, unless the NECB shareholders' proportionate interest in the surviving Company is unchanged, a sale, lease or other transfer of all or substantially all the assets of NECB, or if continuing directors do not constitute at least a 70% majority of the NECB Board in any 24-month period. The ownership of 35% or more of the voting power can be determined not to be a Change of Control by a 70% vote of the continuing directors. "Cause" is defined as an intentional act of harm against the Company. "Good Reason" is defined as a reduction in the Executive's position, responsibilities, authority, salary, other compensation, employee benefit plan or a change in place of employment, a transfer of the Company's business or assets to an entity which does not assume the agreement, or the breach of the Agreement by the Company.

--------------------------------------------------------------------------------
             OTHER INFORMATION RELATING TO DIRECTORS, NOMINEES AND
                               EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

     Some of the directors and executive officers of NECB and its subsidiaries and companies or organizations with which they are associated, have had, and may have in the future, banking transactions with the subsidiaries in the ordinary course of their business. All such loans are currently performing in accordance with their terms. Total loans to directors and executive officers of NECB, their affiliates, and associates, outstanding during the past three years, were as follows:



 DECEMBER 31,         TOTAL INDEBTEDNESS OUTSTANDING
----------------------------------------------------
  1998                        $1,342,272
  1997                        $2,746,000
  1996                        $2,596,000
-----------------------------------------------------

     Federal banking laws and regulations limit the aggregate amount of indebtedness which banks may extend to bank insiders. Pursuant to such laws and regulations, the subsidiaries may extend credit to executive officers, directors, principal shareholders or any related interest of such persons, if the extension of credit to such persons is in an amount that, when aggregated with the amount of all outstanding extensions of credit to such individuals, does not exceed the subsidiaries' unimpaired capital and unimpaired surplus. As of December 31, 1998, 1997 and 1996 the aggregate amounts of extensions of credit to insiders were well below this limit.

     All such banking transactions were on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and, on terms that do not involve more than the normal risk of collectibility or present other unfavorable features.

     During 1998, the Company retained Dominic J. Ferraina, Director of NECB and Chairman of New England Bank and Trust Company, to perform certain legal services. The firm of Kahan, Kerensky & Capossela, LLC was also engaged by the Company to perform certain legal work. The Firm of Smith Brothers Insurance, Inc., of which Director J. Brian Smith is a principal, was employed as agent of record in connection with the purchase of certain insurance policies. The firm of Coccomo Associates Realtors, LLC with which Director Angelina J. McGillivray is associated, was employed to represent the Company in the sale of certain real estate acquired by foreclosure in the ordinary course of business.



COMPLIANCE WITH 16(A) FILINGS


     Section 16(a) of the Securities Exchange Act of 1934, requires NECB's directors, executive officers, and persons who own more than 10% of NECB's Common Stock, to file with the Securities and Exchange Commission (the "SEC") reports of beneficial ownership and changes in beneficial ownership of NECB Common Stock. Executive officers, directors and greater than 10% shareholders are required by regulations of the SEC to furnish NECB with copies of all
Section 16(a) forms they file. In 1998, all required reports of beneficial ownership were timely filed, based upon a review of the copies of such reports furnished to NECB and representations that no other reports were required to be filed.

--------------------------------------------------------------------------------
                      APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     Shatswell, MacLeod & Company, P.C. ("Shatswell, MacLeod & Company") independent accountants, has been selected by the NECB Board to serve as independent accountants for NECB for the fiscal year ending December 31, 1999. Although shareholders will vote upon the ratification of the selection of Shatswell, MacLeod & Company, and the Audit Committee will review the selection if it is not ratified, the NECB Board will have the right to continue to retain Shatswell, MacLeod & Company as independent accountants in any event if it desires to do so.


     A representative of Shatswell, MacLeod & Company will be present at the Annual Meeting to respond to appropriate questions and may make a statement if he or she desires to do so.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The NECB Board does not know of any other matters which might come before the Annual Meeting of Shareholders; however, if any other matters should properly come before the meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their judgment.

SHAREHOLDER PROPOSALS FOR THE 2000 MEETING

     Under NECB's Bylaws, for business proposed by a shareholder (other than director nomination) to be a proper subject for action at an Annual Meeting of Shareholders, in addition to any requirement of law, the shareholder must timely request (by Certified Mail-Return Receipt Requested) that the proposal be included in the Company's proxy statement for the meeting, and such request must satisfy all of the provisions of Rule 14a-8 under the Securities Exchange Act of 1934. NECB received no such request from any shareholder with respect to the 1999 Annual Meeting.

     In order to be included in NECB's proxy statement and form of proxy for the 2000 Annual Meeting of Shareholders and in order to be a proper subject for action at that meeting, proposals of shareholders intended to be presented to that meeting must be received at NECB's principal executive offices by November 20, 1999. Shareholder proposals should be mailed to the NECB Corporate Secretary, P.O. Box 130, Windsor, Connecticut 06095.

GENERAL


     The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy statements to their principals, will be borne by NECB. NECB files with the Securities and Exchange Commission Annual Reports on Form 10-K. A copy of the report for 1998 will be furnished, without exhibits and without charge, to any shareholder sending a written request to Anson C. Hall, Vice President, Chief Financial Officer and Treasurer, New England Community Bancorp, Inc., P.O. Box 130, Windsor, CT, 06095.



                                  Submitted by order of the Board of Directors,

                                  /s/ Angelina J. McGillivray
                                  ---------------------------
                                  Angelina J. McGillivray
                                  Secretary

                                                              HARTFORD GOLF CLUB
                             134 Norwood Road o West Hartford, CT o 860 423-5229
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]



HEADING EAST ON ROUTE 84-T
Take EXIT 43, PARK ROAD. At end of ramp, turn right. At first light, turn left onto TROUT BROOK DRIVE. Go 2.2 miles and turn right at light onto ALBANY AVE. Go through 1 light and then down another 6 blocks. Turn left onto NORWOOD ROAD. The Hartford Golf Club is located at end of NORWOOD.

HEADING WEST ON ROUTE 84-
Take EXIT 44, PROSPECT AVENUE. At the end of the ramp, turn right and then first left at light onto PROSPECT AVENUE and follow to end. Turn left onto ALBANY AVENUE. Go through 1 light and then down another 2 blocks. Turn right onto NORWOOD ROAD. The Hartford Golf Club is located at end of NORWOOD.

HEADING SOUTH ON ROUTE 91-
Take EXIT 35B/ROUTE 218 Windsor. At end of ramp, turn right and proceed to intersection with BLOOMFIELD AVENUE/ROUTE 189. Turn left at light onto ROUTE 189 SOUTH. At 6th light, turn right onto ROUTE 44/ALBANY AVE. Go through 2 lights and then down another 2 blocks.Turn right onto NORWOOD ROAD. The Hartford Golf Club is located at end of NORWOOD.

HEADING NORTH ON ROUTE 91-
Take EXIT 32A to ROUTE 84 WEST. Follow directions "Heading West on Route 84".

                                REVOCABLE PROXY
                      NEW ENGLAND COMMUNITY BANCORP, INC.

                    [X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 20, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James A. Cotter, Jr. and Solomon Kerensky, or either of them, proxies, with full power of substitution to each, to represent and vote all stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of New England Community Bancorp, Inc. to be held on April 20, 1999 at 10:00 a.m. at The Hartford Golf Club, 134 Norwood Drive, West Hartford, Connecticut, or at any adjournments thereof, for the purposes set forth below:

PROPOSITION 1-ELECTION OF DIRECTORS              For    Withhold  For all Except
     To serve until the 2000 Meeting             [ ]       [ ]         [ ]

     JOHN C. CARMON, JAMES A. COTTER, JR., GARY J. DENINO, FRANK A. FALVO, DOMINIC J. FERRAINE, P. ANTHONY GIORGIO, JOHN R. HARVEY, SOLOMON KERENSKY, DAVID A. LENTINI, ANGELINA J. MCGILLIVRAY AND J. BRIAN SMITH

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

                                                 For      Against     Abstain
                                                  [ ]       [ ]         [ ]
PROPOSITION 2 - To Approve the Appointment of Shatswell, Macleod & Company, P.C. as Independent Auditors for 1999.

                                                 For      Against     Abstain
                                                  [ ]       [ ]         [ ]
PROPOSITION 3 - Conduct other business properly brought before the Meeting.

                 IF NO BOX IS MARKED, THIS PROXY WILL BE VOTED
                         "FOR" EACH OF THE PROVISIONS.


Please be sure to sign and date this Proxy in the box below.

Date

--------------------------------------------------------------------------------
Stockholder sign above                            Co-holder (if any) sign above

o DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. o

                      NEW ENGLAND COMMUNITY BANCORP, INC.

--------------------------------------------------------------------------------

Please sign your name exactly as it appears on this proxy. All joint owners should sign. Persons signing as executors, administrators, trustees, etc. should so indicate.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY